Exhibit 21


                         Citizens Communications Company
                                 Subsidiary List


Citizens Business Services Company
Citizens Cable Company
     NCC Systems, Inc.
Citizens Capital Ventures Corp.
Citizens Directory Services Company L.L.C. (i)
Citizens Energy Personnel Company LLC
Citizens International Management Services Company
Citizens Louisiana Accounting Company
Citizens Mohave Cellular Company
Citizens NEWCOM Company
Citizens NEWTEL Company
     Citizens Consumers Services, LLC
     Citizens Telecommunications Company of Minnesota, LLC
     Citizens Telecommunications Company of Tennessee L.L.C.
     Citizens Telecommunications Company of the Volunteer State LLC Citizens Telecom Services Company LLC
Citizens Pennsylvania Company LLC
Citizens Public Works Service Company of Arizona
Citizens Resources Company
Citizens SERP Administration Company
Citizens Solutions Company
Citizens Southwestern Capital Corporation
Citizens Telecommunications Company of California, Inc.
Citizens Telecommunications Company of Colorado
Citizens Telecommunications Company of Idaho
Citizens Telecommunications Company of Illinois
Citizens Telecommunications Company of Iowa
Citizens Telecommunications Company of Montana
Citizens Telecommunications Company of Nebraska
Citizens Telecommunications Company of Nebraska LLC
Citizens Telecommunications Company of Nevada
Citizens Telecommunications Company of New York, Inc.
Citizens Telecommunications Company of North Dakota
Citizens Telecommunications Company of Oregon
Citizens Telecommunications Company of the Golden State
Citizens Telecommunications Company of the White Mountains, Inc.
Citizens Telecommunications Company of Tuolumne
Citizens Telecommunications Company of Utah
Citizens Telecommunications Company of Virginia
Citizens Telecommunications Company of West Virginia
Citizens Telecommunications Company of Wyoming
Citizens Telecommunications Company of Wyoming LLC

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Citizens Utilities Company of California
Citizens Utilities Rural Company, Inc.
Citizens Utilities Water Company of Pennsylvania
Citizens Water Resources Company
Citizens Water Resources Company of Arizona
Citizens Water Services Company of Arizona
CTC of Colorado LLC
CTC Green Company, Inc.
CU Capital LLC (ii)
     Electric Lightwave, LLC
CU Wireless Company LLC
Flowing Wells, Inc.
Frontier Cellular of Alabama, Inc. (iii)
Frontier Communications of America, Inc.
Frontier Communications of AuSable Valley, Inc.
Frontier Communications of New York, Inc.
Frontier Communications of Rochester, Inc.
     Conference-Call USA, LLC
     Frontier Directory Services Company, LLC
Frontier Communications of Seneca-Gorham, Inc.
Frontier Communications of Sylvan Lake, Inc.
Frontier Subsidiary Telco LLC
     Frontier Cable of Mississippi, Inc.
     Frontier Communications - Midland, Inc
     Frontier Communications - Prairie, Inc.
     Frontier Communications - Schuyler, Inc.
       Schuyler Cellular, Inc.
     Frontier Communications - St. Croix, LLC
       Frontier Cable of Wisconsin LLC
     Frontier Communications of Alabama, Inc.
     Frontier Communications of Breezewood, LLC
     Frontier Communications of Canton, LLC
     Frontier Communications of DePue, Inc.
       DePue Communications, Inc.
     Frontier Communications of Fairmount, LLC
       Fairmount Cellular, LLC
     Frontier Communications of Georgia, LLC
     Frontier Communications of Illinois, Inc.
     Frontier Communications of Indiana, Inc.
     Frontier Communications of Iowa, Inc.
     Frontier Communications of Lakeside, Inc.
     Frontier Communications of Lakewood, LLC
     Frontier Communications of Lamar County, Inc.
     Frontier Communications of Michigan, Inc.
     Frontier Communications of Minnesota, Inc.
     Frontier Communications of Mississippi, Inc.

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     Frontier Communications of Mondovi LLC
     Frontier Communications of Mt. Pulaski, Inc.
     Frontier Communications of Orion, Inc.
       O.T. Cellular Telephone Company.
     Frontier Communications of Oswayo River, LLC
     Frontier Communications of Pennsylvania, LLC
     Frontier Communications of the South, Inc.
     Frontier Communications of Thorntown, Inc.
       Frontier Cable of Indiana, Inc.
     Frontier Communications of Viroqua LLC
     Frontier Communications of Wisconsin LLC
     Frontier InfoServices, Inc.
Frontier TechServ, Inc.
Frontier Telephone of Rochester, Inc.
Havasu Water Company, Inc.
Navajo Communications Company, Inc.
Ogden Telephone Company
     Phone Trends, Inc.
Rhinelander Telecommunications, LLC
     Rhinelander Telephone LLC
        Rib Lake Cellular for Wisconsin RSA #3, Inc.
        Rib Lake Telecom, Inc.
Sun City Sewer Company
Sun City Water Company
Sun City West Utilities Company
Tubac Valley Water Company, Inc.


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Citizens Communications Company is a Partner in the following partnerships:
   Citizens Utilities Capital L.P. (EPPICS)
   Mohave Cellular Limited Partnership





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i   Frontier Communications of America, Inc. is also an LLC member.
ii  Frontier Communications of America, Inc. is also an LLC member.
iii Owned  by:   Frontier   Communications   of  the  South,   Inc.;   Frontier
Communications  of Alabama,  Inc.; and Frontier  Communications of Lamar County,
Inc.